UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

Hortonworks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36780	37-1634325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

(408) 916-4121

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2016, Hortonworks, Inc. (the “Company”) entered into a $30.0 million two-year senior secured revolving credit agreement (the “Credit Agreement”) with Silicon Valley Bank (the “Bank”).

All loans advanced under the Credit Agreement are required to be guaranteed by certain material subsidiaries of the Company, and all obligations of the Company and the subsidiary guarantors (if any) under the Credit Agreement and related agreements with the Bank are secured by liens on or security interests in substantially all of the assets of the Company and all such subsidiary guarantors. As of the closing date, there were no subsidiary guarantors.

Borrowings by the Company under the Credit Agreement may be used for general corporate purposes, including working capital, capital expenditures and other lawful purposes.

Amounts outstanding under the Credit Agreement will accrue interest at a per annum rate equal to the Bank’s prime rate plus 0.50%. Pursuant to the terms of the Credit Agreement, the Company agreed to pay an annual facility fee equal to 0.50% of the aggregate amount of the revolving credit facility commitments and an unused line fee of 0.35% per annum on the unused commitments. Amounts outstanding under the Credit Agreement are payable on or before November 2, 2018.

The Credit Agreement contains customary reporting, affirmative and negative covenants, including negative covenants imposing limitations on, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, grant liens, consummate asset sales, make investments and declare or make dividends or repurchase its stock. It also contains certain financial covenants that require the Company to maintain a minimum trailing consolidated adjusted EBITDA and a minimum adjusted quick ratio. In addition, the Company is required to maintain on account with the Bank not less than $10.0 million. Furthermore, the Credit Agreement contains customary events of default that include, among others, failure to pay principal, interest or fees when due, failure to comply with the other terms of the Credit Agreement and related agreements and certain insolvency-related events. The existence of an event of default would allow the Bank to terminate its lending commitments, demand repayment of its loans and otherwise exercise all rights and remedies of a secured creditor.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of November 2, 2016, by and between Hortonworks, Inc. and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORTONWORKS, INC.

Dated: November 3, 2016	By:	/s/ Scott Davidson
Scott Davidson Chief Financial Officer

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of November 2, 2016, by and between Hortonworks, Inc. and Silicon Valley Bank.